Exhibit 10.10

PROMISSORY NOTE CONVERSION AGREEMENT

This Promissory Note Conversion Agreement (the "Agreement") is made as of June ___, 2014 by and between D&C Distributors, LLC, a California Limited Liability Company ("Borrower") and individual located at ___________________________________, ("Lender). Collectively referred to as the "Parties".

Recitals:

•	Lender lent Borrower the sum of

________________________________________________________________

•	The Parties executed a Promissory Note for the sums described in recital A which is attached to this Agreement as exhibit 'A' ("Note").
•	The stock/shares in Borrower are not active and not available for sale or conversion as of the date of this Agreement.
•	It is currently unknown by the Parties what the value of the stock/shares in Borrower will be valued at.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, Transferee and Transferor hereby agree as follows:

1.	The above recitals are true and correct.
2.	Upon maturity of the of the Note, Lender shall have the option to be paid on the Note subject to the terms and conditions of the Note or convert the principal balance of the Note to stock/shares in Borrower at a price of five cents ($0.05) per share.
3.	Should Lender choose to convert the principal balance of the Note to stock/shares in Borrower he/she shall be able to do so, no sooner than six (6) months after the stock/shares in Borrower are active and available for sale or conversion.
4.	Should Lender choose to convert the monies owed to him/her on the Note to stock/shares in Borrower, only the principal amount lent to Borrower shall be used to calculate the number to shares in Borrower that Lender is to receive. Any interest accrued under the terms of the Note shall be waived by Lender and Borrower shall have no obligation to pay Lender any accrued interest.
5.	The Parties understand that the monies lent to Borrower under the terms of the Note, were highly at risk and are unsecured.
6.	Applicable Law. The execution, performance, and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.
7.	Arbitration. Any claim or dispute arising out of or related to this Agreement, the interpretation, making performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration to be held in Orange County, California. The arbitration shall be made in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Seller and Buyer; failing such agreement, the arbitration shall be conducted, by three independent arbitrators, one chosen by Seller, one chosen by Buyer, and such two arbitrators shall mutually select a third arbitrator, with any decision of two such arbitrators shall be binding. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted in Los Angeles, California to resolve the dispute. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall pay its own costs and expenses (including counsel fees) of any such arbitration, provided that the prevailing Party shall be entitled to recover its reasonable costs and expenses (including counsel fees) in connection with such arbitration. The Parties expressly waive all rights whatsoever to file an appeal against or otherwise to challenge any award by the arbitrator(s) hereunder; provided that the foregoing shall not limit the rights of either party to bring a proceeding in any applicable jurisdiction to conform, enforce or enter judgment upon such award (and the rights of the other party, if such proceeding is brought, to contest such confirmation, enforcement or entry of judgment).

8.	Notices. All notices required or permitted to be given under this Agreement shall be in writing, and will be deemed given on the date of receipt if delivered in person, or on the date of mailing if mailed by overnight courier or registered or certified mail, postage prepaid, return receipt requested, to the applicable Party at its address indicated on the opening paragraph of this Agreement. Any Party may change its address for purposes of this Agreement by giving fifteen (15) days' prior written notice of such change of address to the other Parties.
9.	Binding Effect; Assignment. No Party shall assign any of its or his rights, or delegate any of its or his obligations under this Agreement to any third party without the prior written consent of the other Parties; provided, however, that Buyer may assign this Agreement to an affiliate of Buyer without the consent of any Party so long as Buyer remains fully and primarily liable under this Agreement. This Agreement is binding upon, and shall inure solely to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement is not intended to benefit, and shall not be construed as benefiting, any third party, and no third party shall have standing to enforce any provision of this Agreement.
10.	Modification. No purported modification, amendment, or waiver of any term of this Agreement shall be effective unless it is in writing, subsequent to this Agreement and signed by all parties hereto.
11.	Expenses. Except as otherwise expressly provided in this Agreement, Buyer and Seller shall each pay its or his own respective legal, accounting, advisory and other fees, and other out-of-pocket expenses incurred in connection with the transactions contemplated herein and will not look to any other Party for any contribution toward such expenses.
12.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Facsimile copies shall also be deemed originals.
13.	Severability. The Parties agree that the provisions of this Agreement are severable and separate and that the unenforceability of any specific provision or part of any provision shall not affect the validity of any other provision or term of this Agreement.
14.	Entire Agreement. This Agreement and the instruments delivered hereunder and thereunder, constitutes the entire agreement of Buyer and Seller with respect to the subject matter hereof and supersedes any and all prior and contemporaneous understandings or agreements, whether oral or written, concerning such subject matter. Should there be any conflict between this Agreement and the Letter of Intent executed by the parties, this Agreement shall prevail.
15.	Interpretation of Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The terms "include" and "including" are not limiting and mean "including without limitation."
16.	References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
17.	References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.
18.	The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
19.	The Parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
20.	The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

21.	Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer and Seller mutually determine. Unless consented to by Buyer and Seller in advance or required by Regulation or other legal requirement applicable to Buyer or any of its affiliates (including, without limitation, obligations pursuant to the Exchange Act and the rules of the Nasdaq National Market), this Agreement shall be strictly confidential and may not be disclosed to any Person. Seller and Buyer will consult with each other concerning the means by which the employees, customers and suppliers of, and others having dealings with, Seller will be informed of the transactions contemplated by this Agreement, and Buyer shall have the right to be present for any such communication.

IN WITNESS WHEREOF, the parties have executed this Promissory Note Conversion Agreement effective as of the date written in the opening paragraph of this Agreement.

BORROWER:

D&C DISTRBUTORS, LLC

By: ___________________________

Date: __________________________

Printed Name: ___________________

Title: __________________________

[LENDER]

By: __________________________

Date: ________________________

Printed Name: _________________